Plan under Section 18f-3(d)
                       Amendment dated as of May 26, 2004



Filed pursuant to Item 23(n) of Form N-1A

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                                   SECTION I.
                       FOR THE FUNDS LISTED IN SCHEDULE I
            (THOSE WITH SOME COMBINATION OF CLASSES A, B, C, I AND Y)
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Separate Arrangements

Each class of shares will represent interests in the same portfolio of investments of the Fund and be identical except those differences that relate to
(a) the impact of the disproportionate payments made under the Rule 12b-1 plan;
(b) the impact of the disproportionate payments made because of service fees;
(c) the differences in class expenses including transfer agent fees and any other expense determined by the board to be a class expense; and (d) the difference in voting rights on the 12b-1 plan, exchange privileges and class designations. The current classes of shares are as follows:



SALES CHARGES
----------- ---------------------- ------------------------- -------------------
                Equity Funds          Fixed Income Funds      Money Market Funds
----------- ---------------------- ------------------------- -------------------
Class A      5.75% initial sales      4.75% initial sales      No sales charge.
              charge waived or     charge waived or reduced
             reduced for certain    for certain purchases.
                 purchases.
----------- --------------------------------------------------------------------
Class B Contingent deferred sales charge ranging from 5% down to 0% after six years.


----------- --------------------------------------------------------------------
Class C     Contingent deferred sales charge of 1% on redemptions of shares held for less than one year
----------- --------------------------------------------------------------------
Class I     No sales charge
----------- --------------------------------------------------------------------
Class Y     No sales charge
----------- --------------------------------------------------------------------

Expense Allocation Procedures

American Express Financial Corporation, as the Fund's administrator, on a daily basis shall allocate the income, expenses, and realized and unrealized gains and losses of the Fund on the basis of the relative percentage of net assets of each class of shares, except class specific expenses for service fees, 12b-1 distribution fees, and transfer agent fees which shall be paid directly by the applicable class as follows:

         SERVICE FEE:

                  Class Y:          10 basis points

         12B-1 FEE:

         --------- --------------------- -------------------- ------------------
                                                                    Money
                       Equity Funds      Fixed Income Funds      Market Funds
         --------- --------------------- -------------------- ------------------
         Class A     25 basis points       25 basis points     10 basis points
         --------- --------------------- -------------------- ------------------
         Class B     100 basis points     100 basis points     85 basis points
         --------- --------------------- -------------------- ------------------
         Class C     100 basis points     100 basis points     75 basis points
         --------- --------------------- -------------------- ------------------
         Class I           None                 None                 None
         --------- --------------------- -------------------- ------------------
         Class Y           None                 None                 None
         --------- --------------------- -------------------- ------------------


         TRANSFER AGENT FEE:

         The annual per account fee is as follows:

         --------- --------------------- -------------------- ------------------
                                                                    Money
                       Equity Funds      Fixed Income Funds      Market Funds
         --------- --------------------- -------------------- ------------------
         Class A         $19.50              $20.50               $22.00
         --------- --------------------- -------------------- ------------------
         Class B         $20.50              $21.50               $23.00
         --------- --------------------- -------------------- ------------------
         Class C         $20.00              $21.00               $22.50
         --------- --------------------- -------------------- ------------------
         Class I          $1.00               $1.00                $1.00
         --------- --------------------- -------------------- ------------------
         Class Y         $17.50              $18.50               $20.00
         --------- --------------------- -------------------- ------------------

         The allocation of transfer agent fees is made as follows:

         For Classes A, B, C and Y

         1. A base fee, equal to the per account fee assessed to Class Y, is multiplied times the total number of accounts in the four classes (A, B, C and Y). For example, the base fee for an equity fund is $17.50 times the total number of accounts in the four classes (A, B, C and Y). The total base fee for the four classes (A, B, C and
              Y) is then allocated between the four classes (A, B, C, and Y) based on the average daily net assets of the respective classes.

         2. For Classes A, B and C, an additional fee, equal to the difference between the per account fee listed in the table above and the base fee, is multiplied times the number of accounts in the class. For example, the additional fee attributable to Class A shares in an equity fund is $2.00 per account ($19.50 minus $17.50) times the number of Class A accounts.

         For Class I, the fee is $1.00 per account.

Should an expense of a class be waived or reimbursed, American Express Financial Corporation first will determine that the waiver or reimbursement will not result in another class subsidizing the class, is fair and equitable to all classes and does not operate to the detriment of another class and then shall monitor the implementation and operation to assure the waiver or reimbursement operates consistent with the determination. The board shall monitor the actions of American Express Financial Corporation.

Exchange Privileges

Shares of a class may be exchanged for shares of the same class of another fund that is part of the American Express Funds.

Conversion Privileges

Class B shares, including a proportionate amount of shares acquired through reinvestment of distributions, will convert into Class A shares in the ninth year of ownership at relative net asset values without the imposition of any fee.

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                                   SECTION II.
        FOR THE FUNDS LISTED IN SCHEDULE II (THOSE WITH CLASSES D AND E)
--------------------------------------------------------------------------------

Separate Arrangements

Each class of shares will represent interests in the same portfolio of investments of the Fund and be identical except those differences that relate to
(a) the impact of the disproportionate payments made under the Rule 12b-1 plan;
(b) the impact of the disproportionate payments made because of service fees;
(c) the differences in class expenses including transfer agent fees and any other expense determined by the board to be a class expense; and (d) the difference in voting rights on the 12b-1 plan, exchange privileges and class designations. The current classes of shares are as follows:



                  Class D shares

                  Class E shares



Expense Allocation Procedures

American Express Financial Corporation, as the Fund's administrator, on a daily basis shall allocate the income, expenses, and realized and unrealized gains and losses of the Fund on the basis of the relative percentage of net assets of each class of shares, except class specific expenses for 12b-1 distribution fees and any other class specific fee, which shall be paid directly by the applicable class as follows:



         12B-1 FEE:

         --------------- -------------------------------------------------------
         Class D                            25 basis points
         --------------- -------------------------------------------------------
         Class E                                  None
         --------------- -------------------------------------------------------


Should an expense of a class be waived or reimbursed, American Express Financial Corporation first will determine that the waiver or reimbursement will not result in another class subsidizing the class, is fair and equitable to all classes and does not operate to the detriment of another class and then shall monitor the implementation and operation to assure the waiver or reimbursement operates consistent with the determination. The board shall monitor the actions of American Express Financial Corporation.



Exchange Privileges

Shares of a class may be exchanged for shares of the same class of another fund that is part of the American Express Funds.

Schedule I

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                     FUNDS WITH CLASSES A, B, C, I AND/OR Y


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Equity Funds

AXP Dimensions Series, Inc.
o AXP Growth Dimensions Fund(2)
o AXP New Dimensions Fund

AXP Discovery Series, Inc.
o AXP Discovery Fund(2)

AXP Equity Series, Inc.
o AXP Equity Select Fund

AXP Global Series, Inc.
o AXP Emerging Markets Fund
o AXP Global Balanced Fund(2)
o AXP Global Equity Fund(2)
o AXP Global Technology Fund

AXP Growth Series, Inc.
o AXP Growth Fund
o AXP Large Cap Equity Fund
o AXP Large Cap Value Fund
o AXP Quantitative Large Cap Equity Fund
o AXP Research Opportunities Fund(2)

AXP International Series, Inc.
o AXP European Equity Fund
o AXP International Fund

AXP Investment Series, Inc.
o AXP Diversified Equity Income Fund
o AXP Mid Cap Value Fund
o AXP Mutual(2)

AXP Managed Series, Inc.
o AXP Managed Allocation Fund(2)

AXP Market Advantage Series, Inc.
o AXP Blue Chip Advantage Fund(2)
o AXP Portfolio Builder Moderate Fund(2)
o AXP Portfolio Builder Moderate Aggressive Fund(2)
o AXP Portfolio Builder Aggressive Fund(2)
o AXP Portfolio Builder Total Equity Fund(2)
o AXP Small Company Index Fund(1), (2)

AXP Partners International Series, Inc.
o AXP Partners International Aggressive Growth Fund
o AXP Partners International Core Fund
o AXP Partners International Select Value Fund
o AXP Partners International Small Cap Fund

AXP Partners Series, Inc.
o AXP Partners Aggressive Growth Fund
o AXP Partners Fundamental Value Fund
o AXP Partners Growth Fund
o AXP Partners Select Value Fund
o AXP Partners Small Cap Core Fund
o AXP Partners Small Cap Value Fund
o AXP Partners Value Fund

AXP Progressive Series, Inc.
o AXP Progressive Fund(2)

AXP Sector Series, Inc.
o AXP Dividend Opportunity Fund
o AXP Real Estate Fund

AXP Selected Series, Inc.
o AXP Precious Metals Fund

AXP Stock Series, Inc.
o AXP Stock Fund

AXP Strategy Series, Inc.
o AXP Equity Value Fund
o AXP Focused Growth Fund(2)
o AXP Partners Small Cap Growth Fund
o AXP Small Cap Advantage Fund
o AXP Strategy Aggressive Fund

Fixed Income Funds

AXP California Tax-Exempt Trust
o AXP California Tax-Exempt Fund(2), (3)

AXP Discovery Series, Inc.
o AXP Core Bond Fund
o AXP Income Opportunities Fund
o AXP Inflated Protected Securities Fund
o AXP Limited Duration Fund

AXP Fixed Income Series, Inc.
o AXP Diversified Bond Fund

AXP Global Series, Inc.
o AXP Global Bond Fund

AXP Government Income Series, Inc.
o AXP Short Duration U.S. Government Fund
o AXP U.S. Government Mortgage Fund

AXP High Yield Income Series, Inc.
o AXP High Yield Bond Fund

AXP High Yield Tax-Exempt Series, Inc.
o AXP High Yield Tax-Exempt Fund(2)

AXP Income Series, Inc.
o AXP Selective Fund

AXP Market Advantage Series, Inc.
o AXP Portfolio Builder Conservative Fund(2)
o AXP Portfolio Builder Moderate Conservative Fund(2)

AXP Special Tax-Exempt Series Trust
o AXP Insured Tax-Exempt Fund(2)
o AXP Massachusetts Tax-Exempt Fund(2), (3)
o AXP Michigan Tax-Exempt Fund(2), (3)
o AXP Minnesota Tax-Exempt Fund(2), (3)
o AXP New York Tax-Exempt Fund(2), (3)
o AXP Ohio Tax-Exempt Fund(2), (3)

AXP Tax-Exempt Series, Inc.
o AXP Intermediate Tax-Exempt Fund(2)
o AXP Tax-Exempt Bond Fund(2)

Money Market Funds

AXP Money Market Series, Inc.
o AXP Cash Management Fund

----------------------
(1) This Fund does not offer Class C shares.
(2) This Fund does not offer Class I shares.
(3) This Fund does not offer Class Y shares.

Schedule II

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FUNDS WITH CLASSES D AND E
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AXP Market Advantage Series, Inc.

o AXP Mid Cap Index Fund
o AXP S&P 500 Index Fund